EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

SEACOAST BANKING CORPORATION OF FLORIDA

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Seacoast Banking Corporation of Florida (“Company”) for the period ended September 30, 2011 (“Report”), I, Dennis S. Hudson, III , Chairman and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: November 8, 2011